                                                                    EXHIBIT 10.5

================================================================================

                                    SUBLEASE

================================================================================

Sublandlord:   Insignia Solutions, Inc.,      Premises:   First Floor
               a Delaware corporation                     400 Unicorn Park Drive
                                                          Woburn, MA  01801


Subtenant:     Fair Market Inc., a Delaware corporation


1.   Parties.

     This Sublease is made and entered into as of January 22, 1998 by and between Insignia Solutions, Inc., a Delaware corporation ("Sublandlord"), and ("Subtenant"), under the Master Lease dated July 9, 1996, between Met Life International Real Estate Partners Limited Partnership, as "Lessor" (following a change of ownership of the Premises, Acquiport Unicorn, Inc., a Delaware corporation, is now the Master Lessor) and Sublandlord under this Sublease as "Lessee." A copy of the Master Lease is attached hereto as Exhibit "A" and incorporated herein by this reference.

2.   Provisions Constituting Sublease.

     2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Subtenant hereby assumes and agrees to perform all of the obligations of "Lessee" under the Master Lease to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas, except as specifically set forth herein. Sublandlord hereby agrees to cause Lessor under the Master Lease to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas. Subtenant shall not commit or permit to be committed on the Subleased Premises or any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment.

     2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and the terms and conditions specifically set forth in this Sublease, shall constitute the complete terms and conditions of this Sublease, except the following paragraphs of the Master Lease which shall solely be the obligation of Sublandlord: #3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 17.6, 17.10 and 18.1.

3.   Subleased Premises and Rent.

     3.1 Subleased Premises. Sublandlord leases to Subtenant and Subtenant leases from Sublandlord the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately (plus or minus) 3,908 square feet, located at 400 Unicorn Park Drive, Woburn, MA 01801, First Floor.

     3.2 Rent. Subtenant shall pay to Sublandlord as Rent for the Subleased Premises the sum Six Thousand Six Hundred Seventy-Six Dollars and Seventeen Cents ($6,676.17) per month, without deductions, offset, prior notice or demand. Rent shall be payable by Subtenant to Sublandlord in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term; provided, however, the Rent for the period from the Sublease commencement date through March 14, 1998 of the Sublease Term shall be zero. The rent for the period beginning March 15, 1998 through March 31, 1998 shall be prorated and the prorated Rent shall be payable on March 15, 1998. If the termination date of the Sublease occurs on a date other than the last day of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the first day of the calendar month in which the Sublease termination date occurs, respectively.

     3.3 Security Deposit. In addition to the Rent specified above, as security for the full and faithful performance by Subtenant of all of the terms and conditions of this Sublease during the term hereof, Subtenant shall pay to Sublandlord an equivalent of three month's rent ($20,028.50) as a Security Deposit, which Security Deposit shall be kept by Sublandlord in an interest bearing account bearing six percent (6%) per annum. In the event Subtenant fails to perform any of the terms and conditions of this Sublease during the term hereof, Sublandlord shall be entitled to use any or all of the Security Deposit to cure any default created by Subtenant's failure to perform. If the Sublandlord so uses any or all of the Security Deposit, Subtenant shall within five business days of written notice to Subtenant pay to Sublandlord an amount equal to the amount so used by Sublandlord to restore the full amount of the Security Deposit. In the event Subtenant has performed all of the terms and conditions of this Sublease during the term hereof, Sublandlord shall return to Subtenant, within ten days after Subtenant has vacated the Subleased Premises, the Security Deposit plus interest accrued on such Security Deposit less any sums due and owing to Sublandlord.

     3.4 Additional Rent. Subtenant shall be obligated to reimburse Sublandlord for Sublandlord's share of Operating Costs as defined in Article 10 of the Master Lease. Subtenant's reimbursement to Sublandlord for Sublandlord's share of Operating Costs shall be made in the same manner in which payment is made by Lessee to Lessor in the Master Lease. Any increases in Sublandlord's share of Operating Costs during the term of this Sublease shall be borne by the Subtenant.

     3.5 Time and Place of Payment. With the exception of the first month's rent which shall be delivered by Subtenant to Sublandlord upon Subtenant's execution of this Sublease, all payments of Rent and Additional Rent shall be made, in advance, without notice, on the first day of each month during the term of this Sublease, payable to the order of Insignia Solutions, Inc., 1740 Technology Drive, Suite 180, San Jose, CA 95110, Attn: Tim Peart, or other such person or at such other place as Sublandlord may from time to time designate in writing.

     3.6 Condition of Premises. Sublandlord shall deliver premises in "as is" condition.

4.   Sublease Term.

     4.1 Sublease Term. The Sublease Term shall be for the period commencing on January 22, 1998, and continuing through August 15, 2001. In no event, however, shall the Sublease Term extend beyond the Term of the Master Lease. Notwithstanding anything to the contrary stated herein, the commencement date of the Sublease Term is subject to the Master Lessor's consent to this Sublease.
In the event Sublandlord is unable to obtain the Master Lessor's consent to this Sublease. Sublandlord shall not be liable for any damage caused thereby.

     4.2 Assignment of Sublease. This Sublease may not be assigned or transferred by Subtenant except in accordance with Article 6 of the Master Lease and upon the consent of the Master Lessor and the Sublandlord to any proposed assignment or transfer. Sublandlord's consent to any proposed assignment or transfer shall not be unreasonably withheld.

5.   Notices.

     All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown on the signature page hereof. Sublandlord shall notify Subtenant of any Event of Default under the Master Lease, or of any other event of which Sublandlord has actual knowledge which will impair Subtenant's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Subtenant's receipt of notice from the Landlord of an Event of Default or actual knowledge of such impairment. If Sublandlord elects to terminate the Master Lease, Sublandlord shall so notify Subtenant by giving at least 30 days notice prior to the effective date of such termination.

6.   Broker Fee.

     Upon execution of the Sublease, Sublandlord shall pay CB
Commercial/Whittier Partners and The Thomas Group, Inc., fees set forth in a separate agreement between Sublandlord and such brokers.

7.   Compliance With Americans With Disabilities Act.

     Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises, required or reasonably necessary because of: (1) Subtenant's use of the Subleased Premises or any portion thereof; (2) the use by a subtenant by reason of assignment or sublease; or (3) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990. Compliance with the provisions of this Section 8 shall be a condition of Sublandlord granting its consent to any assignment or Sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease.

8.   Compliance With Nondiscrimination Regulations.

     It is understood that it is illegal for Sublandlord to refuse to display or sublease the Subleased Premises, or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

9.   Rent Abatement and Damages to Personal Property.

     In the event Sublandlord, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the subleased premises, Subtenant shall be entitled to rent abatement in an amount that the net rentable area of the subleased premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the sublease term. In addition, any amounts paid or credited to Sublandlord under the terms of the Master Lease for damage to personal property shall be credited to Subtenant, subject to the same limitations set forth above.

Sublandlord:


By: [illegible signature]               Date: 1/28/98
   --------------------------------          ------------------------------


Subtenant:


By: /s/ Scott Randall                   Date: 1/27/98
   --------------------------------          ------------------------------



Exhibit "A" Master Lease